                                                                    Exhibit 21.1


                                 NOVADIGM, INC.

                           SUBSIDIARIES OF REGISTRANT


Name of Subsidiary                      Country of Incorporation
------------------                      ------------------------
Novadigm Europe, SARL                          France

Novadigm UK, Limited                           England

Novadigm Deutschland, GmbH                     Germany